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                                                                      Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. 2-77846, No. 2-81123, No. 2-95446, No. 33-12633,
No. 33-27885, No. 0-10824, No. 33-45432, No. 33-75136, No. 333-15935, No.
333-49069, No. 333-30920, No. 333-39390, No. 333-92951, and No. 333-32614.



                                                   /s/  ARTHUR ANDERSEN LLP



Boston, Massachusetts
November 21, 2000